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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                                 Date of Report
                       (Date of earliest event reported)
                                JANUARY 28, 1994
                         SOUTHERN NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)
                         Commission file number: 0-4641
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                        NORTH CAROLINA                                                  56-0939887
                   (State of incorporation)                                (I.R.S. Employer Identification No.)
                   500 NORTH CHESTNUT STREET
                   LUMBERTON, NORTH CAROLINA                                               28358
           (Address of principal executive offices)                                     (Zip Code)
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                                 (919) 671-2000
              (Registrant's telephone number, including area code)
              This Form 8-K has 3 pages. The sequential numbering
              of the pages is indicated in the lower right corner.

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ITEM 2. ACQUISITION OF ASSETS
     A. Effective January 28, 1994, Southern National Corporation (Southern National) acquired by merger The First Savings Bank, FSB (The First) located at 301 College Street, Greenville, South Carolina, in consideration for an aggregate of 8.05 million shares of Southern National's common stock, $5 par value per share.
        The acquisition of The First was pursuant to an Agreement and Plan of Merger (the Agreement) dated as of August 5, 1993 by and among Southern National, Southern National Bank of South Carolina (SNBSC), and The First pursuant to which The First was acquired by Southern National and merged with and into SNBSC, whereby the separate existence of The First ceased, and each outstanding share of The First common stock was converted into 0.855 share of Southern National common stock. Outstanding options to purchase The First common stock were converted into options to purchase shares of Southern National's common stock based upon the same ratio, and cash was paid in lieu of fractional share interests. Southern National received approval of the acquisition from the Office of the Comptroller of the Currency on December 28, 1993, the Office of Thrift Supervision on November 8, 1993 and the Board of Governors of the Federal Reserve System on October 28, 1993. The shareholders of Southern National and The First approved the merger at meetings duly called and held on December 27, 1993. The merger was consummated on January 28, 1994.
     B. Pursuant to the acquisition, the offices of The First commenced operations as commercial bank branches of SNBSC.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
     A. Financial Statements of Business Acquired*
     B. Proforma Financial Information*
     C. Exhibits:
        2. Agreement and Plan of Merger by and among The First Savings Bank, FSB, Southern National Bank of South Carolina, and Southern National Corporation dated as of August 5, 1993, incorporated herein by reference to Registration No. 33-69880.
        * Not presently available. To be filed by amendment pursuant to Item 7(a)(4) and (b)(2) of Form 8-K, not later than April 15, 1994.

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                                   SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                         SOUTHERN NATIONAL CORPORATION
                                         By: /s/       SHERRY A. KELLETT
                                           SHERRY A. KELLETT, VICE PRESIDENT AND
                                                         CONTROLLER